UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2022

Roivant Sciences Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom
(Address of Principal Executive Offices, and Zip Code)

+44 207 400 3347

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 per share	ROIV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Common Share at an exercise price of $11.50 per share	ROIVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.	Results of Operations and Financial Condition.

On May 24, 2022, Roivant Sciences Ltd. (“Roivant” or the “Company”) held an investor call in relation to the approval by the U.S. Food and Drug Administration (“FDA”) of VTAMA® (tapinarof) cream, 1%, an aryl hydrocarbon receptor agonist, indicated for the topical treatment of plaque psoriasis in adults.

The presentation used in connection with the investor call is available on Roivant’s investor relations webpage, accessible at https://investor.roivant.com/. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Current Report on Form 8-K.

The presentation includes certain preliminary financial information for the fiscal year ended March 31, 2022. Specifically, the presentation discloses that Roivant’s consolidated cash and cash equivalents balance as of March 31, 2022 was approximately $2.1 billion.

The information in this Item 2.02 is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s results of operations for the fiscal year ended March 31, 2022. The audit of the Company’s financial statements for the fiscal year ended March 31, 2022 is ongoing and could result in changes to the information in this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

The disclosure in Item 2.02 above is hereby incorporated by reference into this Item 7.01.

On May 24, 2022, Roivant’s subsidiary, Dermavant Sciences, issued a press release announcing the FDA approval of VTAMA® (tapinarof) cream, 1%, an aryl hydrocarbon receptor agonist, indicated for the topical treatment of plaque psoriasis in adults. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 24, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name: Matt Maisak
Title: Authorized Signatory

Dated: May 24, 2022